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                              GORDON & SILVER, LTD.

                                ATTORNEYS AT LAW
                                   NINTH FLOOR
                           3960 HOWARD HUGHES PARKWAY
                          LAS VEGAS, NEVADA 89109-5978

                                 (702) 796-5555
                               FAX (702) 369-2666

                              www.gordonsilver.com


                                 January 9, 2006

Synova Healthcare Group, Inc.
1400 N. Providence Road
Suite 6010
Media, Pennsylvania  19063

                     RE: REGISTRATION STATEMENT ON FORM S-8
                     --------------------------------------

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Synova Healthcare Group, Inc., a Nevada corporation (the "Company"), in connection with the Company's filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of 300,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), issuable under the Company's Consultant Stock Compensation Plan (the "Plan").

         This letter is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-B, as promulgated by the Commission.

         For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) a Secretary's Certificate, dated as of January 9, 2006 (the "Secretary's Certificate"), executed by the Secretary of the Company;
(ii) the articles of incorporation of the Company, certified by the Secretary of State of the State of Nevada as of January 5, 2006 and by the Secretary of the Company as of January 9, 2006; (iii) the bylaws and minutes of a December 22, 2005 special meeting of the board of directors of the Company, which have been certified by the Secretary of the Company as of January 9, 2006; (iv) the Registration Statement and the Plan, as furnished to us by the Company; and (v) such other records and documents of the Company as we considered appropriate.

         We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to us by the Company and all public records reviewed by us; (E) the veracity as of the date of this letter of the certificates, records, documents and other



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    GORDON & SILVER, LTD.

      ATTORNEYS AT LAW

Synova Healthcare Group, Inc.
January 9, 2006
Page 2



instruments furnished to us even though they may have been signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (F) the conformity to the originals of all documents submitted to us as copies; and (G) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter.

         Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, and if and when (i) the Registration Statement is effective under the Act and (ii) the Shares are issued in accordance with the Plan and the Registration Statement (as effective under the Act) as consideration for bona fide services provided to the Company or its subsidiaries, as described in
Section 1 of the Plan, the Shares will be legally issued, fully paid and non-assessable.

         We are licensed to practice law in the State of Nevada and the opinion set forth herein is expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect.

         This letter is being delivered to the Company in connection with the Company's filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

         We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated under the Act.

         Our opinion herein is rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Shares, any securities other than the Shares or the Plan.

         This letter is issued in the State of Nevada and by issuing this letter, we shall not be deemed transacting business in any other state. Furthermore, in issuing this letter to you, we do not consent to the jurisdiction of any state or local governmental authority other than the State of Nevada.

                                                      Very truly yours,

                                                  /s/ Gordon & Silver, Ltd.

                                                      GORDON & SILVER, LTD.